Exhibit 99.1

National Bank Holdings Corporation Announces

Fourth Quarter and Record Full Year 2019 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the year		For the year - adjusted (1)
	4Q19	3Q19	4Q18	2019	2018	2019	2018
Net income ($000's)	$19,519	$21,642	$17,235	$80,365	$61,451	$80,365	$67,772
Earnings per share - diluted	$0.62	$0.69	$0.55	$2.55	$1.95	$2.55	$2.16
Return on average tangible assets(2)	1.35%	1.51%	1.26%	1.42%	1.15%	1.42%	1.26%
Return on average tangible common equity(2)	12.07%	13.68%	12.29%	13.07%	11.60%	13.07%	12.76%

(1)	See non-GAAP reconciliations starting on page 14.
(2)	Quarterly ratios are annualized.

Full Year 2019 Highlights

•	Record full year earnings of $2.55 per diluted share, 18.1% growth over 2018.
•	Fourth quarter 2019 average earning assets increased 5.5% over the fourth quarter 2018.
•	Grew loan balances 8.5% driven by $1.2 billion in new loan originations.
•	Grew fourth quarter average non-interest bearing deposits 6.7% compared to the prior year.
•	Increased non-interest income $12.0 million, or 16.9%, over last year.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are proud to finish 2019 with record full-year earnings of $2.55 per share. Our teams delivered record-breaking fee income and full year loan growth of 8.5%, fueled by a second consecutive year of $1.2 billion of new loan originations. We built upon our relationship-based banking model with fourth quarter average non-interest bearing deposit growth of 6.7% compared to the prior year. We remain very focused on strong credit quality and expense management.”

Mr. Laney added, “Completing 2019 marks the 10th year in our Company’s exciting history. During our first decade, we completed six acquisitions and built a bank with a balance sheet and capital position that we believe will withstand any economic environment. We are proud of our industry-leading credit quality metrics and our high-quality client relationships. We have positioned ourselves in strong markets and created meaningful value for our clients, associates, communities and shareholders. We begin the next decade with a solid foundation, strong capital and momentum for future growth.”

Fourth Quarter 2019 Results

(All comparisons refer to the third quarter of 2019, except as noted)

Net income totaled $19.5 million during the fourth quarter of 2019, or $0.62 per diluted share, compared to $21.6 million during the last quarter, or $0.69 per diluted share. The decrease from the prior quarter is primarily driven by $6.5 million of OREO gains recorded during the third quarter of 2019. The return on average tangible assets was 1.35% compared to 1.51% last quarter and the return on average tangible common equity was 12.07% compared to 13.68% last quarter.

Net Interest Income

Fully taxable equivalent net interest income totaled $51.7 million and decreased $1.4 million, or 10.3% annualized, driven by lower earning asset yields. Fully taxable equivalent net interest margin narrowed 14 basis points from the prior quarter to 3.77%, entirely driven by the two 25 basis point fed funds rate cuts in September and October. The yield on earnings assets decreased 17 basis points and was partially offset by a five basis point decrease in the cost of funds.

Loans

Originated loans and acquired loans not accounted for under 310-30 (“acquired loans”) ended the quarter at $4.4 billion, increasing $16.6 million, or 1.5% annualized, led by originated and acquired commercial loan growth of $44.8 million, or 6.1% annualized. Total fourth quarter loan originations were $269.5 million, led by commercial loan originations of $182.5 million.

Acquired loans accounted for under 310-30 totaled $54.1 million at December 31, 2019 and decreased $3.1 million from the third quarter of 2019.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $1.2 million was recorded during the quarter to support originated loan growth and net charge-offs. Annualized net charge-offs on originated and acquired loans totaled 0.08%, decreasing 58 basis points from the prior quarter. Non-performing originated and acquired loans (comprised of non-accrual loans and non-accrual TDRs) improved to 0.50% of total originated and acquired loans, compared to 0.58% at September 30, 2019. The originated and acquired allowance for loan losses remained consistent with the prior quarter at 0.89%.

Deposits

Average non-interest bearing demand deposits decreased $15.4 million, or 5.1% annualized. Average transaction deposits (defined as total deposits less time deposits) decreased $24.4 million, or 2.7% annualized, and average total deposits decreased $35.0 million to $4.7 billion, or 3.0% annualized. Spot transaction deposits increased $12.4 million to $3.7 billion at December 31, 2019, improving the mix of transaction deposits to total deposits to 77.7% compared to 77.5% at September 30, 2019.

The cost of transaction deposits decreased five basis points from the prior quarter to 0.34%. The cost of total deposits decreased three basis points from the prior quarter to 0.64%.

Non-Interest Income

Non-interest income totaled $20.3 million and decreased $4.5 million primarily due to seasonally lower mortgage banking income of $4.4 million. Service charges and bank card fees decreased a combined $0.3 million, and OREO-related income increased $0.1 million.

Non-Interest Expense

Non-interest expense totaled $46.1 million and increased $2.3 million from the prior quarter due to gains on the sale of OREO properties totaling $6.5 million during the prior quarter. Salaries and benefits decreased $2.9 million primarily due to lower mortgage banking commissions. Other non-interest expense decreased $1.5 million due to positive swap fair value adjustments of $1.1 million and a $0.9 million fair value impairment charge recorded in the third quarter of 2019, related to the consolidation of four banking centers in our Colorado and Kansas City markets.

Income tax expense totaled $3.9 million during the fourth quarter of 2019, compared to $5.4 million during the prior quarter. The effective tax rate for the fourth quarter of 2019 was 16.5%, compared to 20.0% during the third quarter of 2019.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The leverage ratio at December 31, 2019 for the consolidated company and NBH Bank was 11.04% and 9.12%, respectively. Shareholders’ equity totaled $766.9 million at December 31, 2019 and increased $13.6 million from the prior quarter, primarily due to higher retained earnings.

Common book value per share increased $0.43 to $24.60 at December 31, 2019. The tangible common book value per share was $20.89 at December 31, 2019 and increased $0.44 due to higher retained earnings. Excluding accumulated other comprehensive income, the tangible book value was $20.83.

Year-Over-Year Review

(All comparisons refer to the full year 2018, except as noted)

Net income totaled a record $80.4 million during 2019, or $2.55 per diluted share, compared to $61.5 million during 2018, or $1.95 per diluted share. Adjusting for the Peoples acquisition, net income totaled $67.8 million, or $2.16 per diluted share during 2018. The return on average tangible assets was 1.42% compared to 1.15% last year, and the return on average tangible common equity was 13.07% compared to 11.60% last year. Adjusting for the Peoples acquisition, the return on average tangible assets was 1.26% and the return on average tangible common equity was 12.76% last year.

Fully taxable equivalent net interest income totaled $210.9 million and increased $9.0 million, or 4.4%. Average earning assets increased $236.4 million, or 4.6%, primarily driven by average originated and acquired loan growth of $492.2 million, partially offset by a decrease in average investment securities of $221.1 million. The fully taxable equivalent net interest margin remained consistent at 3.93% as the increase in average earning assets and earning asset yields were offset by an increase in the cost of funds. The yield on earning assets increased 21 basis points, led by a 28 basis point increase in the originated loan portfolio yields due to higher new loan yields. The cost of funds increased 33 basis points to 0.96% for the year ended December 31, 2019.

Originated and acquired loans outstanding totaled $4.4 billion and increased $339.9 million, or 8.5%, led by originated and acquired commercial loan growth of $352.8 million, or 13.4%. New loan originations for the year totaled $1.2 billion, led by commercial loan originations of $781.7 million. The 310-30 loan portfolio declined $16.8 million, or 23.7%, to $54.1 million at December  31, 2019.

Average non-interest bearing demand deposits increased $76.9 million, or 7.1%. Average transaction deposits increased $85.6 million, or 2.4%, and average total deposits increased $27.3 million, or 0.6%, to $4.7 billion. Spot transaction deposits increased $223.9 million to $3.7 billion at December 31, 2019, improving the mix of transaction deposits to total deposits to 77.7% from 76.2% at December 31, 2018. The mix of non-interest bearing demand deposits to total deposits improved to 25.0% from 23.6% at December 31, 2018.

Provision for loan loss expense was $11.6 million, compared to $5.2 million during 2018. Provision for loan loss expense during 2019 included $6.6 million related to the charge-off of one previously acquired commercial loan.  Net charge-offs on originated and acquired loans totaled 0.20%, compared to 0.02% during 2018, increasing primarily due to the one acquired commercial loan charge-off. Non-performing originated and acquired loans decreased to 0.50% from 0.61% at December  31, 2018. The originated and acquired allowance for loan losses totaled 0.89% of originated and acquired loans compared to 0.88% at December 31, 2018.

Non-interest income totaled $82.8 million during 2019, representing an increase of $12.0 million, or 16.9%, from last year. Mortgage banking income increased $12.2 million, or 40.7%, other non-interest income increased $0.4 million, and service charges and bank card fees remained consistent with last year. Income on OREO properties decreased $0.6 million during the year.

Non-interest expense totaled $180.7 million during 2019, representing a decrease of $8.6 million, or 4.5%, driven by a $6.7 million increase in net gains on the sale of OREO properties and efficiencies gained from the integration of the Peoples acquisition. Salaries and benefits increased $7.8 million primarily due to higher mortgage banking commissions. Other non-interest expense included banking center consolidation expenses of $0.9 million recorded during 2019. Additionally, included in the prior year were $8.0 million of non-recurring acquisition costs.

Income tax expense totaled $15.8 million during 2019, compared to $12.2 million last year, an increase of $3.6 million. Included in income tax expense was $2.2 million and $1.3 million of tax benefit from stock compensation activity during 2019 and 2018, respectively. Adjusting for the stock compensation activity, the effective tax rate for 2019 was 18.7%, compared to 18.3% in the prior year. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax exempt income.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Friday, January 24, 2020. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 6668206 and asking for the NBHC Fourth Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through February 6, 2020, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 6668206. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted non-interest expense,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted earnings per share - diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 101 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. The bank’s core geographic footprint consists of Colorado, the greater Kansas City region, New Mexico, Texas and Utah. NBH Bank operates under the following brand names: Community Banks of Colorado in Colorado, Bank Midwest in Kansas and Missouri and Hillcrest Bank in New Mexico, Texas and Utah. It also operates as Community Banks Mortgage, a division of NBH Bank, in Colorado. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, Treasurer, (720) 529-3314, ir@nationalbankholdings.com

Media: Whitney Bartelli, Chief Marketing Officer, (816) 298-2203, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Total interest and dividend income	$59,616	$61,372	$57,780	$242,601	$221,391
Total interest expense	9,228	9,587	7,148	36,771	23,954
Net interest income	50,388	51,785	50,632	205,830	197,437
Taxable equivalent adjustment	1,290	1,264	1,195	5,065	4,482
Net interest income FTE(1)	51,678	53,049	51,827	210,895	201,919
Provision for loan losses	1,180	5,690	2,476	11,643	5,197
Net interest income after provision for loan losses FTE(1)	50,498	47,359	49,351	199,252	196,722
Non-interest income:
Service charges	4,416	4,617	4,619	17,895	18,092
Bank card fees	3,649	3,752	3,769	14,595	14,489
Mortgage banking income	10,309	14,702	5,406	42,346	30,107
Other non-interest income	1,740	1,661	1,519	7,601	7,170
OREO-related income	168	27	4	315	917
Total non-interest income	20,282	24,759	15,317	82,752	70,775
Non-interest expense:
Salaries and benefits	30,653	33,522	27,029	122,732	114,939
Occupancy and equipment	6,908	6,825	6,423	27,336	28,493
Professional fees	658	743	1,373	3,256	6,059
Other non-interest expense	6,849	8,320	7,453	30,245	35,612
Problem asset workout	736	602	328	3,186	2,549
Loss (gain) on sale of OREO, net	7	(6,514)	(102)	(7,193)	(488)
Core deposit intangible asset amortization	296	295	353	1,183	2,170
Total non-interest expense	46,107	43,793	42,857	180,745	189,334

Income before income taxes FTE(1)	24,673	28,325	21,811	101,259	78,163
Taxable equivalent adjustment	1,290	1,264	1,195	5,065	4,482
Income before income taxes	23,383	27,061	20,616	96,194	73,681
Income tax expense	3,864	5,419	3,381	15,829	12,230
Net income	$19,519	$21,642	$17,235	$80,365	$61,451
Earnings per share - basic	$0.62	$0.69	$0.56	$2.57	$2.00
Earnings per share - diluted	$0.62	$0.69	$0.55	$2.55	$1.95

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2019	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$110,190	$116,919	$109,556
Investment securities available-for-sale	638,249	661,129	791,102
Investment securities held-to-maturity	182,884	189,982	235,398
Non-marketable securities	29,751	27,277	27,555
Loans	4,415,406	4,401,917	4,092,308
Allowance for loan losses	(39,064)	(38,710)	(35,692)
Loans, net	4,376,342	4,363,207	4,056,616
Loans held for sale	117,444	204,602	48,120
Other real estate owned	7,300	7,904	10,596
Premises and equipment, net	112,151	110,692	109,986
Goodwill	115,027	115,027	115,027
Intangible assets, net	11,361	11,578	13,470
Other assets	194,813	181,733	159,240
Total assets	$5,895,512	$5,990,050	$5,676,666
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,184,945	$1,237,189	$1,072,029
Interest bearing demand deposits	738,496	681,113	688,255
Savings and money market	1,755,538	1,748,257	1,694,808
Total transaction deposits	3,678,979	3,666,559	3,455,092
Time deposits	1,058,153	1,067,301	1,080,529
Total deposits	4,737,132	4,733,860	4,535,621
Securities sold under agreements to repurchase	56,935	62,735	66,047
Federal Home Loan Bank advances	207,675	303,897	301,660
Other liabilities	126,850	136,232	78,332
Total liabilities	5,128,592	5,236,724	4,981,660
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,009,223	1,007,628	1,014,399
Retained earnings	164,082	150,866	106,990
Treasury stock	(408,962)	(408,770)	(415,623)
Accumulated other comprehensive income (loss), net of tax	2,062	3,087	(11,275)
Total shareholders' equity	766,920	753,326	695,006
Total liabilities and shareholders' equity	$5,895,512	$5,990,050	$5,676,666
SHARE DATA
Average basic shares outstanding	31,299,989	31,281,970	30,888,238
Average diluted shares outstanding	31,525,911	31,508,999	31,492,342
Ending shares outstanding	31,176,627	31,169,086	30,769,063
Common book value per share	$24.60	$24.17	$22.59
Tangible common book value per share(1) (non-GAAP)	$20.89	$20.45	$18.77
Tangible common book value per share, excluding accumulated other comprehensive income (loss)(1) (non-GAAP)	$20.83	$20.35	$19.13
CAPITAL RATIOS
Average equity to average assets	12.91%	12.79%	12.15%
Tangible common equity to tangible assets(1)	11.27%	10.85%	10.39%
Leverage ratio	11.04%	10.89%	10.51%
Tier 1 risk-based capital ratio	13.21%	12.93%	12.91%
Total risk-based capital ratio	14.08%	13.79%	13.79%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			December 31, 2019		December 31, 2019
			vs. September 30, 2019		vs. December 31, 2018
	December 31, 2019	September 30, 2019	% Change	December 31, 2018	% Change
Originated:
Commercial:
Commercial and industrial	$2,171,436	$2,167,076	0.2%	$1,877,221	15.7%
Owner-occupied commercial real estate	414,477	378,956	9.4%	337,258	22.9%
Food and agriculture	245,320	230,869	6.3%	217,294	12.9%
Energy	42,519	46,302	(8.2)%	49,204	(13.6)%
Total commercial	2,873,752	2,823,203	1.8%	2,480,977	15.8%
Commercial real estate non-owner occupied	505,479	501,771	0.7%	407,431	24.1%
Residential real estate	651,656	659,246	(1.2)%	657,633	(0.9)%
Consumer	21,030	21,378	(1.6)%	22,895	(8.1)%
Total originated	4,051,917	4,005,598	1.2%	3,568,936	13.5%

Acquired:
Commercial:
Commercial and industrial	34,561	37,613	(8.1)%	53,926	(35.9)%
Owner-occupied commercial real estate	65,429	67,673	(3.3)%	84,408	(22.5)%
Food and agriculture	3,265	3,716	(12.1)%	4,862	(32.8)%
Total commercial	103,255	109,002	(5.3)%	143,196	(27.9)%
Commercial real estate non-owner occupied	92,639	104,949	(11.7)%	144,388	(35.8)%
Residential real estate	112,755	124,354	(9.3)%	163,187	(30.9)%
Consumer	746	815	(8.5)%	1,722	(56.7)%
Total acquired	309,395	339,120	(8.8)%	452,493	(31.6)%

ASC 310-30 loans	54,094	57,199	(5.4)%	70,879	(23.7)%
Total loans	$4,415,406	$4,401,917	0.3%	$4,092,308	7.9%

Originated and Acquired Loan Balances by Loan Segment

			December 31, 2019		December 31, 2019
			vs. September 30, 2019		vs. December 31, 2018
	December 31, 2019	September 30, 2019	% Change	December 31, 2018	% Change
Commercial	$2,977,007	$2,932,205	1.5%	$2,624,173	13.4%
Commercial real estate non-owner occupied	598,118	606,720	(1.4)%	551,819	8.4%
Residential real estate	764,411	783,600	(2.4)%	820,820	(6.9)%
Consumer	21,776	22,193	(1.9)%	24,617	(11.5)%
Total originated and acquired loans	$4,361,312	$4,344,718	0.4%	$4,021,429	8.5%

Originations(1)

	Fourth quarter	Third quarter	Second quarter	First quarter	Fourth quarter
	2019	2019	2019	2019	2018
Commercial:
Commercial and industrial	$118,969	$172,969	$163,138	$153,547	$213,335
Owner occupied commercial real estate	46,965	16,149	41,380	26,405	34,727
Food and agriculture	20,348	(4,894)	18,217	15,213	14,046
Energy	(3,807)	3,067	(12,098)	6,138	7,640
Total commercial	182,475	187,291	210,637	201,303	269,748
Commercial real estate non-owner occupied	41,256	79,929	36,632	69,125	41,031
Residential real estate	43,493	49,022	40,012	38,627	51,017
Consumer	2,315	2,986	3,264	1,958	2,592
Total	$269,539	$319,228	$290,545	$311,013	$364,388

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were $1,756, $37,062, $48,955, $105,235 and $6,263 as of the fourth quarter 2019, third quarter 2019, second quarter 2019, first quarter 2019 and fourth quarter 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,002,813	$46,466	4.61%	$3,886,503	$46,736	4.77%	$3,409,996	$40,347	4.69%
Acquired loans	321,561	4,716	5.82%	366,522	5,656	6.12%	482,774	7,102	5.84%
ASC 310-30 loans	55,769	2,809	20.15%	58,557	3,251	22.21%	72,634	4,146	22.83%
Loans held for sale	181,550	1,657	3.62%	139,281	1,328	3.78%	56,714	730	5.11%
Investment securities available-for-sale	642,297	3,413	2.13%	687,989	3,696	2.15%	826,462	4,396	2.13%
Investment securities held-to-maturity	187,274	1,257	2.68%	199,519	1,384	2.77%	243,421	1,724	2.83%
Other securities	29,681	471	6.35%	27,227	418	6.14%	21,457	335	6.25%
Interest earning deposits and securities purchased under agreements to resell	17,096	117	2.72%	19,809	167	3.34%	39,476	195	1.96%
Total interest earning assets FTE(2)	$5,438,041	$60,906	4.44%	$5,385,407	$62,636	4.61%	$5,152,934	$58,975	4.54%
Cash and due from banks	$76,568			$76,866			$79,747
Other assets	448,596			443,724			422,136
Allowance for loan losses	(38,746)			(40,212)			(34,366)
Total assets	$5,924,459			$5,865,785			$5,620,451
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,429,417	$3,101	0.51%	$2,438,399	$3,609	0.59%	$2,415,627	$2,716	0.45%
Time deposits	1,062,511	4,464	1.67%	1,073,140	4,365	1.61%	1,099,205	3,375	1.22%
Securities sold under agreements to repurchase	57,870	149	1.02%	65,722	204	1.23%	63,837	158	0.98%
Federal Home Loan Bank advances	301,433	1,514	1.99%	231,926	1,409	2.41%	160,575	899	2.22%
Total interest bearing liabilities	$3,851,231	$9,228	0.95%	$3,809,187	$9,587	1.00%	$3,739,244	$7,148	0.76%
Demand deposits	$1,177,958			$1,193,357			$1,104,411
Other liabilities	130,576			112,927			94,070
Total liabilities	5,159,765			5,115,471			4,937,725
Shareholders' equity	764,694			750,314			682,726
Total liabilities and shareholders' equity	$5,924,459			$5,865,785			$5,620,451
Net interest income FTE(2)		$51,678			$53,049			$51,827
Interest rate spread FTE(2)			3.49%			3.61%			3.78%
Net interest earning assets	$1,586,810			$1,576,220			$1,413,690
Net interest margin FTE(2)			3.77%			3.91%			3.99%
Average transaction deposits	$3,607,375			$3,631,756			$3,520,038
Average total deposits	$4,669,886			$4,704,896			$4,619,243
Ratio of average interest earning assets to average interest bearing liabilities	141.20%			141.38%			137.81%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,290, $1,264 and $1,195 for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the year ended December 31, 2019			For the year ended December 31, 2018
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,838,229	$183,502	4.78%	$3,166,374	$142,461	4.50%
Acquired loans	382,806	22,951	6.00%	562,443	32,610	5.80%
ASC 310-30 loans	60,219	13,041	21.66%	90,786	19,155	21.10%
Loans held for sale	113,183	4,407	3.89%	73,644	3,380	4.59%
Investment securities available-for-sale	713,686	15,472	2.17%	883,737	18,493	2.09%
Investment securities held-to-maturity	207,784	5,825	2.80%	258,809	7,252	2.80%
Other securities	28,060	1,770	6.31%	18,093	1,096	6.06%
Interest earning deposits and securities purchased under agreements to resell	24,106	698	2.90%	77,808	1,426	1.83%
Total interest earning assets FTE(2)	$5,368,073	$247,666	4.61%	$5,131,694	$225,873	4.40%
Cash and due from banks	$76,788			$88,847
Other assets	430,402			419,607
Allowance for loan losses	(38,142)			(32,616)
Total assets	$5,837,121			$5,607,532
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,426,963	$13,277	0.55%	$2,418,326	$8,758	0.36%
Time deposits	1,074,506	16,526	1.54%	1,132,748	12,283	1.08%
Securities sold under agreements to repurchase	60,445	668	1.11%	87,691	295	0.34%
Federal Home Loan Bank advances	269,207	6,300	2.34%	133,932	2,618	1.95%
Total interest bearing liabilities	$3,831,121	$36,771	0.96%	$3,772,697	$23,954	0.63%
Demand deposits	$1,159,080			$1,082,158
Other liabilities	108,997			90,257
Total liabilities	5,099,198			4,945,112
Shareholders' equity	737,923			662,420
Total liabilities and shareholders' equity	$5,837,121			$5,607,532
Net interest income FTE(2)		$210,895			$201,919
Interest rate spread FTE(2)			3.65%			3.77%
Net interest earning assets	$1,536,952			$1,358,997
Net interest margin FTE(2)			3.93%			3.93%
Average transaction deposits	$3,586,043			$3,500,484
Average total deposits	$4,660,549			$4,633,232
Ratio of average interest earning assets to average interest bearing liabilities	140.12%			136.02%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $5,065 and $4,482 for the years ended December 31, 2019 and December 31, 2018, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Loan Losses and Asset Quality

(Dollars in thousands)

Allowance for Loan Losses Analysis

	As of and for the three months ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Originated	ASC		Originated	ASC		Originated	ASC
	and acquired	310-30		and acquired	310-30		and acquired	310-30
	loans	loans	Total	loans	loans	Total	loans	loans	Total
Beginning allowance for loan losses	$38,530	$180	$38,710	$39,891	$191	$40,082	$33,606	$207	$33,813
Charge-offs	(937)	—	(937)	(7,101)	—	(7,101)	(652)	—	(652)
Recoveries	111	—	111	39	—	39	55	—	55
Provision (recoupment)	1,180	—	1,180	5,701	(11)	5,690	2,452	24	2,476
Ending ALL	$38,884	$180	$39,064	$38,530	$180	$38,710	$35,461	$231	$35,692
Ratio of annualized net charge-offs to average total loans during the period, respectively	0.08%	0.00%	0.07%	0.66%	0.00%	0.65%	0.06%	0.00%	0.06%
Ratio of ALL to total loans outstanding at period end, respectively	0.89%	0.33%	0.88%	0.89%	0.31%	0.88%	0.88%	0.33%	0.87%
Ratio of ALL to total non-performing loans at period end, respectively(1)	178.79%	0.00%	179.62%	151.70%	0.00%	152.41%	145.00%	0.00%	145.94%
Total loans	$4,361,312	$54,094	$4,415,406	$4,344,718	$57,199	$4,401,917	$4,021,429	$70,879	$4,092,308
Average total loans during the period	$4,346,034	$55,769	$4,401,803	$4,271,033	$58,557	$4,329,590	$3,892,770	$72,634	$3,965,404
Total non-performing loans(1)	$21,748	$—	$21,748	$25,398	$—	$25,398	$24,456	$—	$24,456

(1)

Loans accounted for under ASC 310-30 may be considered performing, regardless of past due status, if the timing and expected cash flows on these loans can be reasonably estimated and if collection of the new carrying value is expected.

Originated and Acquired Loans

	December 31, 2019	September 30, 2019	December 31, 2018
Loans 30-89 days past due and still accruing interest	$5,772	$6,723	$4,610
Loans 90 days past due and still accruing interest	958	1,968	895
Non-accrual loans	21,748	25,398	24,456
Total past due and non-accrual loans	$28,478	$34,089	$29,961
Total 90 days past due and still accruing interest and non-accrual loans to total originated and acquired loans	0.52%	0.63%	0.63%
Total non-accrual loans to total originated and acquired loans	0.50%	0.58%	0.61%

NATIONAL BANK HOLDINGS CORPORATION

Asset Quality

(Dollars in thousands)

Asset Quality Data

	December 31, 2019	September 30, 2019	December 31, 2018
Non-performing loans	$21,748	$25,398	$24,456
OREO:
Originated and acquired	3,367	3,656	4,992
Transferred from 310-30 loans	3,933	4,248	5,604
Total OREO	7,300	7,904	10,596
Total non-performing assets	$29,048	$33,302	$35,052
Accruing restructured loans	$6,885	$7,384	$5,944
Total non-performing loans to total loans	0.49%	0.58%	0.60%
Total non-performing assets to total loans and OREO	0.66%	0.76%	0.85%
Total non-performing assets (excluding OREO transferred from 310-30 loans) to total loans and OREO (excluding OREO transferred from 310-30)	0.57%	0.66%	0.72%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Key Ratios(1)
Return on average assets	1.31%	1.46%	1.22%	1.38%	1.10%
Return on average tangible assets(2)	1.35%	1.51%	1.26%	1.42%	1.15%
Return on average tangible assets, adjusted(2)	1.35%	1.51%	1.26%	1.42%	1.26%
Return on average equity	10.13%	11.44%	10.02%	10.89%	9.28%
Return on average tangible common equity(2)	12.07%	13.68%	12.29%	13.07%	11.60%
Return on average tangible common equity, adjusted(2)	12.07%	13.68%	12.29%	13.07%	12.76%
Loan to deposit ratio (end of period)	93.21%	92.99%	90.23%	93.21%	90.23%
Non-interest bearing deposits to total deposits (end of period)	25.01%	26.13%	23.64%	25.01%	23.64%
Net interest margin(4)	3.68%	3.81%	3.90%	3.83%	3.85%
Net interest margin FTE(2)(4)	3.77%	3.91%	3.99%	3.93%	3.93%
Interest rate spread FTE(2)(5)	3.49%	3.61%	3.78%	3.65%	3.77%
Yield on earning assets(3)	4.35%	4.52%	4.45%	4.52%	4.31%
Yield on earning assets FTE(2)(3)	4.44%	4.61%	4.54%	4.61%	4.40%
Cost of interest bearing liabilities(3)	0.95%	1.00%	0.76%	0.96%	0.63%
Cost of deposits	0.64%	0.67%	0.52%	0.64%	0.45%
Non-interest income to total revenue FTE(2)	28.19%	31.82%	22.81%	28.18%	25.95%
Non-interest expense to average assets	3.09%	2.96%	3.03%	3.10%	3.38%
Non-interest expense to average assets, adjusted(2)	3.09%	2.96%	3.03%	3.10%	3.23%
Efficiency ratio	64.82%	56.83%	64.45%	62.22%	69.78%
Efficiency ratio FTE(2)	63.66%	55.90%	63.30%	61.15%	68.64%
Efficiency ratio FTE, adjusted for acquisition-related costs(2)	63.66%	55.90%	63.30%	61.15%	65.72%

Originated and Acquired Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total originated and acquired loans	0.50%	0.58%	0.61%	0.50%	0.61%
Allowance for loan losses to total originated and acquired loans	0.89%	0.89%	0.88%	0.89%	0.88%
Allowance for loan losses to non-performing loans	178.79%	151.70%	145.00%	178.79%	145.00%
Net charge-offs to average loans(1)	0.08%	0.66%	0.06%	0.20%	0.02%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.49%	0.58%	0.60%	0.49%	0.60%
Non-performing assets to total loans and OREO	0.66%	0.76%	0.85%	0.66%	0.85%
Allowance for loan losses to total loans	0.88%	0.88%	0.87%	0.88%	0.87%
Allowance for loan losses to non-performing loans	179.62%	152.41%	145.94%	179.62%	145.94%
Net charge-offs to average loans(1)	0.07%	0.65%	0.06%	0.19%	0.02%

(1)	Quarter-to-date ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)

Non-performing loans consist of non-accruing loans and restructured loans on non-accrual, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may, therefore, not be comparable to similar ratios of our peers.

(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	December 31, 2019	September 30, 2019	December 31, 2018
Total shareholders' equity	$766,920	$753,326	$695,006
Less: goodwill and core deposit intangible assets, net	(123,758)	(124,054)	(124,941)
Add: deferred tax liability related to goodwill	8,241	8,012	7,327
Tangible common equity (non-GAAP)	$651,403	$637,284	$577,392

Total assets	$5,895,512	$5,990,050	$5,676,666
Less: goodwill and core deposit intangible assets, net	(123,758)	(124,054)	(124,941)
Add: deferred tax liability related to goodwill	8,241	8,012	7,327
Tangible assets (non-GAAP)	$5,779,995	$5,874,008	$5,559,052

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	13.01%	12.58%	12.24%
Less: impact of goodwill and core deposit intangible assets, net	(1.74)%	(1.73)%	(1.85)%
Tangible common equity to tangible assets (non-GAAP)	11.27%	10.85%	10.39%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$651,403	$637,284	$577,392
Divided by: ending shares outstanding	31,176,627	31,169,086	30,769,063
Tangible common book value per share (non-GAAP)	$20.89	$20.45	$18.77

Tangible common book value per share, excluding accumulated other comprehensive (income) loss calculations:
Tangible common equity (non-GAAP)	$651,403	$637,284	$577,392
Accumulated other comprehensive (income) loss, net of tax	(2,062)	(3,087)	11,275
Tangible common book value, excluding accumulated other comprehensive (income) loss, net of tax (non-GAAP)	649,341	634,197	588,667
Divided by: ending shares outstanding	31,176,627	31,169,086	30,769,063
Tangible common book value per share, excluding accumulated other comprehensive (income) loss, net of tax (non-GAAP)	$20.83	$20.35	$19.13

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income	$19,519	$21,642	$17,235	$80,365	$61,451
Add: impact of core deposit intangible amortization expense, after tax	225	224	268	899	1,649
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$19,744	$21,866	$17,503	$81,264	$63,100

Average assets	$5,924,459	$5,865,785	$5,620,451	$5,837,121	$5,607,532
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(115,665)	(116,188)	(117,760)	(116,104)	(118,546)
Average tangible assets (non-GAAP)	$5,808,794	$5,749,597	$5,502,691	$5,721,017	$5,488,986

Average shareholders' equity	$764,694	$750,314	$682,726	$737,923	$662,420
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(115,665)	(116,188)	(117,760)	(116,104)	(118,546)
Average tangible common equity (non-GAAP)	$649,029	$634,126	$564,966	$621,819	$543,874

Return on average assets	1.31%	1.46%	1.22%	1.38%	1.10%
Return on average tangible assets (non-GAAP)	1.35%	1.51%	1.26%	1.42%	1.15%
Return on average equity	10.13%	11.44%	10.02%	10.89%	9.28%
Return on average tangible common equity (non-GAAP)	12.07%	13.68%	12.29%	13.07%	11.60%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest income	$59,616	$61,372	$57,780	$242,601	$221,391
Add: impact of taxable equivalent adjustment	1,290	1,264	1,195	5,065	4,482
Interest income FTE (non-GAAP)	$60,906	$62,636	$58,975	$247,666	$225,873

Net interest income	$50,388	$51,785	$50,632	$205,830	$197,437
Add: impact of taxable equivalent adjustment	1,290	1,264	1,195	5,065	4,482
Net interest income FTE (non-GAAP)	$51,678	$53,049	$51,827	$210,895	$201,919

Average earning assets	$5,438,041	$5,385,407	$5,152,934	$5,368,073	$5,131,694
Yield on earning assets	4.35%	4.52%	4.45%	4.52%	4.31%
Yield on earning assets FTE (non-GAAP)	4.44%	4.61%	4.54%	4.61%	4.40%
Net interest margin	3.68%	3.81%	3.90%	3.83%	3.85%
Net interest margin FTE (non-GAAP)	3.77%	3.91%	3.99%	3.93%	3.93%

Efficiency Ratio

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net interest income	$50,388	$51,785	$50,632	$205,830	$197,437
Add: impact of taxable equivalent adjustment	1,290	1,264	1,195	5,065	4,482
Net interest income, FTE (non-GAAP)	$51,678	$53,049	$51,827	$210,895	$201,919

Non-interest income	$20,282	$24,759	$15,317	$82,752	$70,775

Non-interest expense	$46,107	$43,793	$42,857	$180,745	$189,334
Less: core deposit intangible asset amortization	(296)	(295)	(353)	(1,183)	(2,170)
Non-interest expense, adjusted for core deposit intangible asset amortization	$45,811	$43,498	$42,504	$179,562	$187,164

Non-interest expense, adjusted for core deposit intangible asset amortization	$45,811	$43,498	$42,504	$179,562	$187,164
Non-recurring Peoples acquisition-related expenses	—	—	—	—	(7,957)
Adjusted non-interest expense (non-GAAP)	$45,811	$43,498	$42,504	$179,562	$179,207

Efficiency ratio	64.82%	56.83%	64.45%	62.22%	69.78%
Efficiency ratio FTE (non-GAAP)	63.66%	55.90%	63.30%	61.15%	68.64%
Adjusted efficiency ratio FTE (non-GAAP)	63.66%	55.90%	63.30%	61.15%	65.72%

Adjusted Financial Results

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Adjustments to net income:
Net income	$19,519	$21,642	$17,235	$80,365	$61,451
Adjustments(1)	—	—	—	—	6,321
Adjusted net income (non-GAAP)	$19,519	$21,642	$17,235	$80,365	$67,772

Adjustments to earnings per share:
Earnings per share - diluted	$0.62	$0.69	$0.55	$2.55	$1.95
Adjustments(1)	—	—	—	—	0.21
Adjusted earnings per share - diluted (non-GAAP)	$0.62	$0.69	$0.55	$2.55	$2.16

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)	$19,519	$21,642	$17,235	$80,365	$67,772
Add: impact of core deposit intangible amortization expense, after tax	225	224	268	899	1,649
Net income adjusted for impact of core deposit intangible amortization expense, after tax	19,744	21,866	17,503	81,264	69,421
Average tangible assets (non-GAAP)	5,808,794	5,749,597	5,502,691	5,721,017	5,488,986
Adjusted return on average tangible assets (non-GAAP)	1.35%	1.51%	1.26%	1.42%	1.26%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$19,744	$21,866	$17,503	$81,264	$69,421
Average tangible common equity (non-GAAP)	649,029	634,126	564,966	621,819	543,874
Adjusted return on average tangible common equity (non-GAAP)	12.07%	13.68%	12.29%	13.07%	12.76%

Adjustments to non-interest expense:
Non-interest expense	$46,107	$43,793	$42,857	$180,745	$189,334
Adjustments(1)	—	—	—	—	7,957
Adjusted non-interest expense (non-GAAP)	46,107	43,793	42,857	180,745	181,377
Non-interest expense to average assets, adjusted (non-GAAP)	3.09%	2.96%	3.03%	3.10%	3.23%

(1) Adjustments:
Non-interest expense adjustments:
Non-recurring Peoples acquisition-related expenses	$—	$—	$—	$—	$7,957
Total pre-tax adjustments (non-GAAP)	—	—	—	—	7,957
Collective tax expense impact	—	—	—	—	(1,636)
Adjustments (non-GAAP)	$—	$—	$—	$—	$6,321